SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                 SurModics, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                                 SURMODICS, INC.



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



         The Annual Meeting of Shareholders of SurModics, Inc. will be held on January 25, 1999, at 3:30 p.m. (Minneapolis time), at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, for the following purposes:

         1. To consider and act upon a proposal to adopt amendments to the Bylaws to provide for staggered election of directors and to restrict the removal of directors.

         2. To set the number of directors at seven (7).

         3. To elect directors.

         4. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

         Only shareholders of record at the close of business on December 4, 1998, are entitled to notice of and to vote at the meeting or any adjournment thereof.

         Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save the Company the expense of further requests for proxies.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Dale R. Olseth
                                       Chairman and Chief Executive Officer

Eden Prairie, Minnesota
December 15, 1998

                                 SURMODICS, INC.

                         Annual Meeting of Shareholders
                                January 25, 1999



                                 PROXY STATEMENT



                                  INTRODUCTION

         Your Proxy is solicited by the Board of Directors of SurModics, Inc. ("the Company") for use at the Annual Meeting of Shareholders to be held on January 25, 1999, at the location and for the purposes set forth in the notice of meeting, and at any adjournment thereof.

         The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

         The mailing address of the principal executive office of the Company is 9924 West 74th Street, Eden Prairie, Minnesota 55344. The Company expects that this Proxy Statement, the related proxy and notice of meeting will first be mailed to shareholders on or about December 15, 1998.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed December 4, 1998, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on December 4, 1998, ___________ shares of the Company's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

                             PRINCIPAL SHAREHOLDERS

         The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of December 4, 1998. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

 Name and Address of            Number of Shares                  Percent of
  Beneficial Owner             Beneficially Owned                  Class (1)

Dale R. Olseth                      595,500(2)                        8.0%
9924 West 74th Street
Eden Prairie, MN 55344

David A. Koch                       495,400(3)                        6.8%
9924 West 74th Street
Eden Prairie, MN  55344


(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of December 4, 1998, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2) Includes 1,500 shares held by Mr. Olseth's wife and 192,000 shares which may be acquired upon exercise of stock options which are exercisable as of December 4, 1998 or within 60 days of such date.

(3) Includes 36,000 shares which may be acquired upon exercise of stock options which are exercisable as of December 4, 1998 or within 60 days of such date and 66,000 shares held by a Trust for the benefit of Mr. Koch's wife and children. Mr. Koch is one of the Trustees of such Trust and has shared voting and dispositive powers over the shares held by the Trust.

                            MANAGEMENT SHAREHOLDINGS

         The following table sets forth the number of shares of Common Stock beneficially owned as of December 4, 1998, by each executive officer of the Company named in the Summary Compensation table, by each current director and nominee for director of the Company and by all directors and executive officers (including the named individuals) as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

    Name of Beneficial             Number of Shares             Percent of
Owner or Identity of Group        Beneficially Owned             Class (1)
---------------------------       ------------------            ----------

Dale R. Olseth                        595,500 (2)                  8.0%
David A. Koch                         495,400 (3)                  6.8%
Patrick E. Guire, Ph.D.               225,167 (4)                  3.1%
Kendrick B. Melrose                   146,000 (5)                  2.0%
James C. Powell                       106,650 (6)                  1.5%
James J. Grierson                      79,000 (5)                  1.1%
Donald S. Fredrickson, M.D.            56,000 (7)                     *
Andrew B. Summerville                  49,600 (7)                     *
Stephen C. Hathaway                    32,400 (7)                     *
Kenneth H. Keller, Ph.D.                8,000 (7)                     *
All officers and directors
 as a group (12 persons)            1,892,757 (8)                  24.2%

*        Less than 1%

(1) See footnote (1) to preceding table.

(2) See footnote (2) to preceding table.

(3) See footnote (3) to preceding table.

(4) Includes 48,000 shares which may be acquired upon exercise of stock options which are exercisable as of December 4, 1998 or within 60 days of such date.

(5) Includes 36,000 shares which may be acquired upon exercise of stock options which are exercisable as of December 4, 1998 or within 60 days of such date.

(6) Includes 250 shares held by Mr. Powell's wife and 66,400 shares which may be purchased upon exercise of options which are exercisable as of December 4, 1998 or within 60 days of such date.

(7) Such shares are not outstanding but may be purchased upon exercise of options which are exercisable as of December 4, 1998 or within 60 days of such date.

(8) Includes 612,240 shares which may be purchased upon exercise of options which are exercisable as of December 4, 1998 or within 60 days of such date.


                               AMENDMENT TO BYLAWS
                                  (Proposal #1
                          Text attached as Appendix A)

         Staggered Election of Directors. Directors are currently elected to the Company's Board of Directors annually for a term of one year and until a successor is elected and qualified. Section 3.2 of the Bylaws of the Company provides that the number of directors shall not be less than the minimum required by law, which is one, and that such number shall be determined at each annual meeting by the shareholders. Like the current Bylaws, proposed Section
3.2 also provides that the shareholders shall determine the number of directors at each annual meeting, but restricts the number of directors to not less than three and provides that the Board shall be divided into three classes of directors. As proposed, an amendment to Section 3.2 will require the affirmative vote of the holders of not less than two-thirds of the voting power of the shares entitled to vote.

         If the proposed Bylaw amendments are adopted, the Company's directors will be divided into three classes; two directors will be elected to serve for a term of one year expiring at the 2000 annual meeting of shareholders (Class I); two directors will be elected to serve for a term of two years expiring at the 2001 annual meeting of shareholders (Class II); and three directors will be elected to serve for a term of three years expiring at the 2002 annual meeting of shareholders (Class III), and in all cases until their respective successors are duly elected and qualified. See Proposals #2 and #3, "Election of Directors," as to the composition of each class of directors if this proposal is adopted. Starting with the 2000 annual meeting of shareholders, one class of directors will be elected each year for a three-year term. If these amendments are not adopted, it is anticipated that the seven directors nominated by the Board of Directors and identified in Proposals #2 and #3 below will be elected for a term of one year and until their successors have been duly elected and qualified.

         Number of Directors; Removal of Directors. The proposed amendments seek to limit the manner in which changes in the size of the Board may be made and directors removed. As under the Bylaws currently in effect, proposed Section 3.2 provides that between annual meetings the authorized number of directors may be increased by the Board of Directors. However, proposed Section 3.2 would require that any increase or decrease, whether instituted by the directors or by the shareholders at an annual meeting, be apportioned among the classes so as to maintain, as nearly as possible, an equal number of directors in each class and that no decrease may shorten the term of an incumbent director except as provided in Section 3.11.

         Proposed Section 3.11 of the Bylaws provides that directors may be removed only for cause by vote of the shareholders or by vote of a majority of the entire Board of Directors. Currently, Minnesota law provides that unless modified by the articles of incorporation, bylaws or a shareholder agreement, directors named by the Board to fill a vacancy may be removed at any time, with or without cause, by a majority of the remaining directors, and all directors may be removed at any time, with or without cause, by the affirmative vote of the holders of voting power sufficient to elect such directors.

         Proposed Sections 3.2 and 3.11 of the Bylaws include a prohibition on any amendment to such sections unless the amendment receives the affirmative vote of the holders of not less than two-thirds of the voting power of all shares of stock of the corporation entitled to vote. An amendment to Section 9.1 of the Bylaws, which governs amendments to the Bylaws, is proposed so as to reference the larger vote required to amend proposed Sections 3.2 and 3.11.

         Reasons and Effects; Possible Advantages and Disadvantages. The proposed amendments to the Bylaws are designed to ensure continuity of the Board and orderly changes in control of the Board. The classification of directors will have the effect of making it more difficult to change the composition of the Board of Directors. The proposed amendments may also operate to discourage or prevent takeovers, including mergers, tender offers or proxy contests, or changes in management of the Company which are proposed to be effected without approval of the Company's Board, whether or not such takeover or changes are detrimental to the Company and its shareholders. The classification of the Board pursuant to the proposed amendments will apply to every election of directors, whether or not a change in control of the Company has occurred or the holders of a majority of the voting power of the Company desire to change the Board. In addition, the proposed amendments would delay shareholders who are not in agreement with the policies of the Board of Directors from removing a majority of the Board for two years, unless they could show cause to justify such removal prior to the time of election at an annual meeting of shareholders. However, particularly in view of the current environment of increasing stock accumulations and proxy contests facing public companies, the Board believes it prudent and in the interests of the shareholders generally to provide the advantage of greater assurance of continuity of the Board composition and policies which will result from the adoption of the proposed amendments to the Bylaws described in this Proposal #1 and set forth in Appendix A to this Proxy Statement.

         Vote Required. The Company's Board of Directors has determined that the amendments to the Company's Bylaws described above are advisable and has voting unanimously to propose and recommend that the Company's Bylaws be amended as set forth in Appendix A to this Proxy Statement. Under applicable Minnesota law, adoption of the amendments to the Bylaws requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.


                              ELECTION OF DIRECTORS
                              (Proposals #2 and #3)

General Information

         The Board of Directors recommends that the Bylaws of the Company be amended to provide for the election of three classes of directors with staggered terms. This proposed amendment and its effect as a protective measure against possible takeover attempts is described above at Proposal #1. The Board recommends that the number of directors be set at seven and that seven directors be elected, three directors for a term of three years as Class III, two directors for a term of two years as Class II, and two directors for a term of one year as Class I. All directors so elected will hold office until their successors have been duly elected and qualify. If Proposal #1 relating to the classification of the Board of Directors is not approved, seven directors will be elected at the meeting to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Under applicable Minnesota law, approval of the proposal to set the number of directors at seven, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

         In the absence of other instructions, each proxy will be voted for each of the nominees listed below who have been nominated by the Board of Directors into the classes and for the terms indicated following each nominee's name in the biographical section below. If Proposal #1 relating to the classification of the Board of Directors is not adopted, the proxies solicited hereby will, unless authority is withheld, be voted for the election as directors of the seven individuals named below for a term of one year until the next annual meeting of shareholders and until their successors have been duly elected and qualify.

         All of the nominees are members of the present Board of Directors. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.

         The names and ages of all of the director nominees and the positions held by each with the Company are as follows:

    Name                           Age            Position with Company
Dale R. Olseth                     67       Chairman and Chief Executive Officer
Patrick E. Guire, Ph.D.            62       Senior Vice President and Chief
                                            Scientific Officer and Director
Donald S. Fredrickson, M.D. (1)    74       Director
James J. Grierson (2)              56       Director
Kenneth H. Keller, Ph.D. (1)(2)    64       Director
David A. Koch (1)(2)               68       Director
Kendrick B. Melrose (1)(2)         58       Director

(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.

         Dale R. Olseth (Class III, three-year term) joined the Company in 1986 as its President (which position he held until 1998), Chief Executive Officer and a director, and has served as Chairman of the Board since 1988. Mr. Olseth also serves on the Board of Directors of The Toro Company and Graco, Inc. He served as Chairman or President and Chief Executive Officer of Medtronic, Inc. from 1976 to 1986. From 1971 to 1976, Mr. Olseth served as President and Chief Executive Officer of Tonka Corporation.

         Patrick E. Guire, Ph.D. (Class I, one-year term) is a co-founder of the Company and has served as Senior Vice President and Chief Scientific Officer and a director since 1980. Dr. Guire is responsible for the research affairs of the Company. Prior to founding SurModics, Dr. Guire was employed by Kallestad Laboratories, Inc. as a senior scientist from 1978 to 1979 and was a researcher at the Midwest Research Institute, Inc. in Kansas City, Missouri from 1972 to 1978.

         Donald S. Fredrickson, M.D. (Class I, one-year term) was elected a director of the Company in February 1991. He has served as President and Chief Executive Officer of D.S. Fredrickson Associates, Inc., an international medical research and biomedical consulting firm since 1987. Dr. Fredrickson served as Vice President, President and Chief Executive Officer during his tenure at the Howard Hughes Medical Institute in Washington D.C. from 1983 to 1987. During 1982 and 1983, he served as a scholar-in-residence at the National Academy of Sciences of the United States of America. From 1975 to 1981, he served as the Director of the National Institutes of Health.

         James J. Grierson (Class II, two-year term) was elected a director of the Company in 1988. He served as Vice President of Business Development for Honeywell, Inc. from 1992 until his retirement in 1996. He was Vice President of Finance of Honeywell from 1987 to 1992 and its Vice President and Treasurer from 1982 to 1987.

         Kenneth H. Keller, Ph.D. (Class III, three-year term) was elected a director of the Company in 1997. He has served as Professor of Science and Technology Policy in the Hubert H. Humphrey Institute of Public Affairs at the University of Minnesota since 1996. Dr. Keller was a Senior Fellow at the Council on Foreign Relations from 1989 to 1997. Dr. Keller joined the Chemical Engineering and Materials Science faculty of the University of Minnesota in 1964, and through the years assumed increasing administrative responsibilities, including serving as the twelfth President of the University in 1985, a position he held until 1988, when he moved to Princeton University as a Visiting Fellow.

         David A. Koch (Class III, three-year term) was elected a director of the Company in 1988. He has served as the Chairman of Graco, Inc. since 1985, as its Chief Executive Officer from 1962 to 1996 and as its President and Chief Executive Officer from 1962 to 1985. Mr. Koch is also a director of ReliaStar Financial Corporation and is Chair of the Federal Reserve Bank of Minneapolis.

         Kendrick B. Melrose (Class II, two-year term) was elected a director of the Company in 1988. He has served as Chairman of the Board and Chief Executive Officer of The Toro Company since 1987, served as its Chief Executive Officer from 1983 to 1987 and as its President from 1981 to 1983. Mr. Melrose is also a director of Donaldson Company, Inc., Valspar Corporation and Jostens, Inc.

Committee and Board Meetings

         The Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee is responsible for reviewing the Company's internal control procedures, the quarterly and annual financial statements of the Company, and reviewing with the Company's independent public accountants the results of the annual audit. The Audit Committee was established during fiscal 1998 and met once during the year. The Compensation Committee recommends to the Board of Directors from time to time the salaries and incentive compensation to be paid to executive officers of the Company and administers the Company's employee stock plans. The Compensation Committee also met once during the year.

         During fiscal 1998, the Board of Directors held seven formal meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and of committee(s) of which he was a member.

Directors Fees

         Directors are not currently paid fees for attending Board or Committee meetings. Non-employee directors are generally compensated with non-qualified options as determined by the Board of Directors from time to time. The non-employee directors currently hold non-qualified options to purchase an aggregate of 200,000 shares of Common Stock. All such options have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and expire five to ten years after the date of grant. Such options vest over five year periods commencing on the date of grant. In addition, Messrs. Grierson and Fredrickson are reimbursed for their travel-related expenses incurred in attending meetings of the Board of Directors.


                              CERTAIN TRANSACTIONS

         In August 1997, the Company adopted a plan pursuant to which an employee of the Company could borrow amounts from the Company to fund option exercises. No further loans are being granted under this program. Any loan made pursuant to this plan was required to provide for: a five-year term, subject to automatic acceleration to three months after termination of employment; interest payable annually at the prime rate in effect at the time of the loan, paid annually; principal payable at maturity; and a pledge of the shares of Common Stock acquired with the proceeds of the loan as security. Under the terms of this loan program, (i) Walter H. Diers, Jr., Vice President of Corporate Development for the Company, borrowed an aggregate of $80,000 on September 19, 1997, at an interest rate of 8.5%, to exercise an option to purchase an aggregate of 20,000 shares of Common Stock at $4.00 per share and (ii) James C. Powell, President and Chief Operating Officer, borrowed an aggregate of $56,000 on September 19, 1997, at an interest rate of 8.5% to exercise an option to purchase an aggregate of 14,000 shares of Common Stock at $4.00 per share. The entire principal amount of each such loan was outstanding as of December 1, 1998.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid during each of the Company's last two fiscal years to the Chief Executive Officer and each other executive officer of the Company (the "Named Executive Officers") who received total salary and bonus compensation in excess of $100,000 for 1998.




                                        Summary Compensation Table

                                                                                           Long-term
                                                     Annual Compensation                 Compensation
                                              -------------------------------------   ------------------
                                                                                           Securities            All
            Name and Principal                Fiscal        Salary         Bonus      Underlying Options        Other
               Position                        Year           ($)          ($)(1)         (# of shares)    Compensation(2)
          ---------------------               ------        ------     -------------  ------------------   ---------------

Dale R. Olseth,                                1998       $114,944       $ 22,663               10,000            $ 3,938
   Chairman and Chief Executive Officer        1997       $109,598       $ 20,408                    0            $ 2,100
James C. Powell,                               1998       $104,755       $ 20,602               10,000            $ 3,479
   President and Chief Operating               1997       $ 96,246       $ 18,463                    0            $ 1,830
   Officer
Stephen C. Hathaway,                           1998       $ 95,771       $ 19,573                5,000            $ 3,225
   Vice President and Chief Financial          1997       $ 90,000       $ 22,493               74,000             $  618
   Officer
Patrick E. Guire, Ph.D.,                       1998       $ 87,326       $ 17,922                5,000            $ 3,100
   Senior Vice President and Chief             1997       $ 86,250       $ 16,327               20,000            $ 1,680
   Scientific Officer
Andrew B. Summerville,                         1998       $ 93,998       $ 18,540                5,000            $ 3,171
   Vice President of Sales and Marketing       1997       $ 89,160       $ 16,523               16,000            $ 1,675




(1) Represents amounts earned under a bonus plan established in fiscal 1997 for the Company's officers enabling them to receive a payout of up to 24% of their base salary. The amount of the bonus is determined based on the achievement of certain revenue and profit goals for the year. The plan was reviewed and approved by the Board of Directors. Mr. Hathaway's bonus for fiscal 1997 includes an additional bonus paid upon commencement of employment with the Company.

(2)      Represents contributions made by the Company under its 401(k) plan.

Option/SAR Grants During 1998 Fiscal Year

         The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended September 30, 1998. The Company has not granted stock appreciation rights.



                                  Number of
                                  Securities            % of Total
                                  Underlying           Options/SARs
                                 Options/SARs           Granted to           Exercise or
                                   Granted             Employees in           Base Price          Expiration
     Name                          (#) (1)              Fiscal Year            ($/Sh)                 Date
 -----------                      ----------            -----------           --------                ----
Dale R. Olseth                      10,000                 7.3%                 $7.75                9/21/05
James C. Powell                     10,000                 7.3%                 $7.75                9/21/05
Stephen C. Hathaway                  5,000                 3.6%                 $7.75                9/21/05
Patrick E. Guire                     5,000                 3.6%                 $7.75                9/21/05
Andrew B. Summerville                5,000                 3.6%                 $7.75                9/21/05
------------------------



(1) Such options are exercisable annually as to 20% of the total number of shares commencing September 21, 1999.

Aggregated Option/SAR Exercises During 1998 Fiscal Year and Fiscal Year End Option/SAR Values

         No options were exercised by the Named Executive Officers during fiscal 1998. The following table provides information related to the number and value of options held at fiscal year end by the Named Executive Officers:



                                             Number of Unexercised
                                              Securities Underlying               Value of Unexercised In-the-
                                               Options at 9/30/98                  Money Options at 9/30/98(1)
                                             ----------------------               ----------------------------
Name                                    Exercisable        Unexercisable        Exercisable         Unexercisable
----                                    -----------        -------------        -----------         -------------
Dale R. Olseth                             160,000             90,000                $558,000           $247,000
James C. Powell                             56,800             47,200                $191,050           $109,575
Stephen C. Hathaway                         17,600             61,400                 $47,300           $151,575
Patrick E. Guire, Ph.D.                     39,200             39,800                $124,550            $98,325
Andrew B. Summerville                       46,400             32,600                $124,700            $74,175


(1) Value of exercisable/unexercisable in-the-money options is equal to the difference between the market price of the Common Stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing sale price as of September 30, 1998 on the Nasdaq National Market was $7.6875.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended September 30, 1998, all Section 16(a) filing requirements applicable to Insiders were complied with.


                          INDEPENDENT PUBLIC ACCOUNTANT

         Arthur Andersen LLP acted as the Company's independent public accountant for fiscal 1998. Representatives of Arthur Andersen LLP are expected to be present at the meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available at the meeting to respond to appropriate questions from the Company's shareholders.


                                 OTHER BUSINESS

         Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.


                              SHAREHOLDER PROPOSALS

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2000 annual meeting of shareholders must be received by the Company by August 17, 1999, to be includable in the Company's proxy statement and related proxy for the 2000 annual meeting. Shareholder proposals intended to be presented at the 2000 annual meeting but not included in the Company's proxy statement and proxy will be considered untimely if received by the Company after October 30, 1999.


                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended September 30, 1998, accompanies this notice of meeting and Proxy Statement. No part of the Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                   FORM 10-KSB

         The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998, as filed with the Securities and Exchange Commission, including the financial statements and the financial statement schedules thereto. The Company will furnish to any such person any exhibit described in the list accompanying the Form 10-KSB, upon the payment, in advance, of reasonable fees related to the Company's furnishing such exhibit(s). Requests for copies of such report and/or exhibits(s) should be directed to Mr. Stephen C. Hathaway, Vice President and Chief Financial Officer, at the Company's principal address.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Dale R. Olseth
                                            Chairman and Chief Executive Officer
Dated:  December 15, 1998
        Eden Prairie, Minnesota

                                   APPENDIX A


                                    PROPOSED
                               AMENDMENT OF BYLAWS



         RESOLVED, that the Bylaws of SurModics, Inc. currently in effect be amended by amending and restating in their entirety Sections 3.2 and 9.1 and by adding Section 2.11, all of which shall read as follows:

         3.2) Number, Term, Election and Qualifications. At each annual meeting the shareholders shall determine the number of directors, which shall be not less than three; provided, that between annual meetings the authorized number of shareholders may be increased by the shareholders or Board of Directors or decreased by the shareholders. However, notwithstanding the foregoing no increase or decrease in the number of directors may be effected except according to the further provisions contained in this Section 3.2. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1999 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of the shareholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, or until his or her resignation or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain, as nearly as possible, an equal number of directors in each class. In the event an increase or decrease makes it impossible to maintain an equal number of directors in each class, increases shall be allocated to the class or classes with the longest remaining term, and decreases shall be allocated to the class with the shortest remaining term. Any director elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no event will a decrease in the number of directors result in the elimination of an entire class of directors, cause any class to contain a number of directors two or more greater than any other class, or shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. No amendment to these Bylaws shall alter, change or repeal any of the provisions of this Section 3.2 unless the amendment effecting such alteration, change or repeal shall receive the affirmative vote of the holders of two-thirds (2/3) of all shares of stock of the corporation entitled to vote on all matters that may come before each meeting of shareholders.

         3.11) Removal. Directors may be removed only for cause by vote of the shareholders or for cause by vote of a majority of the entire Board of Directors. No amendment to these Bylaws shall alter, change or repeal any of the provisions of this Section 3.2 unless the amendment effecting such alteration, change or repeal shall receive the affirmative vote of the holders of two-thirds (2/3) of all shares of stock of the corporation entitled to vote on all matters that may come before each meeting of shareholders.

         9.1) Amendments. Except as otherwise provided in specific provisions of these Bylaws, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose, subject to the power of the shareholders to change or repeal such Bylaws and subject to any other limitations on such authority of the Board provided by the Minnesota Business Corporation Act.

                                 SURMODICS, INC.
                            PROXY FOR ANNUAL MEETING
                           Of Shareholders To Be Held
                                January 25, 1999


         The undersigned hereby appoints DALE R. OLSETH and STEPHEN C. HATHAWAY, and each of them, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of Common Stock of SurModics, Inc. registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, at 3:30 p.m. (Minneapolis time) on January 25, 1999, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

         The Board of Directors recommends that you vote FOR each proposal below.

1. Amend the Bylaws to provide staggered terms for directors and to restrict removal of directors:

         [  ] FOR              [  ] AGAINST            [  ] ABSTAIN

2. Set the number of directors at seven (7):

         [  ] FOR              [  ] AGAINST            [  ] ABSTAIN

3. Elect directors: [Nominees: Donald S. Fredrickson, M.D. and Patrick E. Guire Ph.D. (Class I - one-yer term); James J. Grierson and Kendrick B. Melrose (Class II - two-year term); and Dale R. Olseth, Kenneth H. Keller, Ph.D. and David A. Koch (Class III - three-year term)]

   [  ] FOR all nominees listed above    [  ] WITHHOLD AUTHORITY to vote
        (except those whose names have        for all nominees listed above
        been written in below)

         To withhold authority to vote for any individual nominee write that nominee's name on the line below

         ---------------------------------------------------------------------

4. OTHER MATTERS.  In their discretion, the Proxies are . . .

   [  ]  AUTHORIZED                    [  ]  NOT AUTHORIZED

   to vote upon such other business as may properly come before the Meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL, AND WILL BE DEEMED TO GRANT AUTHORITY UNDER PROPOSAL NUMBER 4.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Date:______________________, 199__

                                     -------------------------------------------

                                     -------------------------------------------
                                     PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where appropriate, official position or representative capacity. For stock held in joint tenancy, each joint owner should sign.